UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to § 240.14a-12

HERITAGE-CRYSTAL CLEAN, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
________________________________________________________________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________________________________________________________
(5) Total fee paid:
________________________________________________________________________________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
________________________________________________________________________________________________________________________________
(2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________________________________________________________
(3) Filing Party:
________________________________________________________________________________________________________________________________
(4) Date Filed:
________________________________________________________________________________________________________________________________

HERITAGE-CRYSTAL CLEAN, INC.
2000 Center Drive Suite East C300
Hoffman Estates, IL 60192

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2023

To the Shareholders of Heritage-Crystal Clean, Inc.:

The Annual Meeting of Shareholders of Heritage-Crystal Clean, Inc. (the “Company”) will be held on June 13, 2023, at 9:00 a.m., Central Time via virtual live audio webcast. You can participate in the virtual Annual Meeting via the Internet at www.virtualshareholdermeeting.com/HCCI2023 by using the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials and your proxy card. The Annual Meeting will be held for the following purposes:

1.To elect two directors to serve as Class III Board Members for terms of three (3) years;

2.To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2023;

3.To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 26,000,000 to 36,000,000 (the “Authorized Share Increase”);

4.To hold an advisory vote on named executive officer compensation for fiscal 2022;

5.To consider and act upon an advisory shareholder vote on the frequency at which the Company should include an advisory vote regarding the compensation of the Company's named executive officers in its proxy statement; and

6.To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 24, 2023 are entitled to receive notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to participate via the live webcast, we encourage you to vote your shares as soon as possible. Please sign, date, and mail the included proxy card in the envelope provided. It is important that your shares be represented at the Annual Meeting, whether your holdings are large or small.

By Order of the Board of Directors,

Mark DeVita, Executive Vice President & Chief Financial Officer

May 1, 2023

Important Notice Regarding the Availability of Proxy Materials
 for the Annual Meeting of Shareholders To Be Held On June 13, 2023.

Our Proxy Statement and Annual Report to Shareholders for fiscal 2022 are available on Heritage-Crystal Clean, Inc.'s website at www.crystal-clean.com under “Investor Relations.”

You may also request hard copies of these documents free of charge by writing to:
Heritage-Crystal Clean, Inc.
2000 Center Drive, Suite East C300
Hoffman Estates, Illinois  60192
Attention: Executive Vice President & Chief Financial Officer

HERITAGE-CRYSTAL CLEAN, INC.
2000 Center Drive, Suite East C300
Hoffman Estates, IL 60192

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2023

About the 2023 Annual Meeting

This Proxy Statement is being made available to the shareholders of Heritage-Crystal Clean, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use during the Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 13, 2023 via live audio webcast for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments or postponements of that meeting. The Notice of Internet Availability with respect to the Annual Meeting is being mailed on or about May 1, 2023 to shareholders of record as of April 24, 2023, and this Proxy Statement and the Annual Report to Shareholders for fiscal 2022 have been made available to you on the Internet on or about May 1, 2023. You may request a physical copy of this Proxy Statement and Annual Report by writing to the Executive Vice President & Chief Financial Officer of the Company at Heritage-Crystal Clean, Inc., 2000 Center Drive Suite East C300 Hoffman Estates, IL 60192.

How Do I Attend the Annual Meeting?

Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Tuesday, June 13, 2023, at 9:00 a.m. Central Standard Time. There will be no physical meeting location, and the meeting will only be conducted via audio webcast.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Central Standard Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.

Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/HCCI2023. You will need your unique 16-digit control number which appears on your Notice and your proxy card.

Voting Procedures

Voting Rights.  Only shareholders who owned common stock of the Company at the close of business on April 24, 2023 (the "record date") may attend and vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. On the record date, 24,412,455 shares of common stock were outstanding. Shareholders are entitled to one vote per share of common stock that they own as of the record date on each matter that may properly come before the Annual Meeting. Shareholders participating in the virtual meeting are considered to be attending the meeting "in person."

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote via the audio webcast during the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to participate "in person" via the audio webcast of the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares "in person" via the webcast during the Annual Meeting, and you may instead receive a notice with instructions on how to access proxy materials as well as how you may instruct your bank or brokerage firm how to vote your shares.

Quorum. The presence, "in person" or by proxy, of a majority of the outstanding common stock as of the record date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters will be counted as shares present and entitled to vote in determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on particular matters, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter. The proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 26,000,000 to 36,000,000 (the "Authorized Share Increase") and the proposal to ratify the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for fiscal 2023 are considered routine matters on which a broker has the discretion to vote if instructions are not received from the client. All other items being considered at the Annual Meeting are considered non-routine matters. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for purposes of determining the number of votes cast on these proposals and will not affect the outcome of these non-routine matters, except that non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The inspector of election appointed for the Annual Meeting will determine the number of shares of our common stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. Directors are elected under Proposal 1 by a plurality of all of the votes cast, or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

Each of Proposal 2 and Proposal 4 will be approved if holders of a majority of the shares present during the Annual Meeting, or represented by proxy at the Annual Meeting and entitled to vote on the proposal are voted in favor of the proposal. Abstentions will have the effect of a no vote and broker non-votes will have no effect on the outcome of these proposals.

Proposal 3 will be approved if holders of 75 percent or more of the outstanding shares approve the Authorized Share Increase in accordance with Article VII Section 6 of the Amended and Restated Bylaws of the Company.

With respect to Proposal 5, if none of the frequency options receives a majority of the votes cast, because this vote is advisory and non-binding, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders.

All common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted during the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR all proposals listed in the Notice of Annual Meeting attached to this Proxy Statement. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

Any proxy given by a holder of record pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Such proxies may be revoked by:

•changing your vote using the online voting method described under "How to cast your vote" below, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted;

•filing with the Executive Vice President & Chief Financial Officer of the Company, during or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy;

•duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Executive Vice President & Chief Financial Officer of the Company during or before the Annual Meeting;

•voting your shares electronically during the Annual Meeting.

Any written notice revoking a proxy should be sent to: Heritage-Crystal Clean, Inc., 2000 Center Drive Suite East C300 Hoffman Estates, IL 60192, Attention: Executive Vice President & Chief Financial Officer. If you hold your shares in “street name,” you must follow the directions provided by your broker, bank, or nominee to revoke your proxy.

“Notice and Access”

The Company has elected to use the "Notice and Access" method of providing your proxy materials via the Internet. This process provides you with a convenient way to access your proxy materials and vote your shares, while also allowing us to conserve natural resources and reduce the cost of printing and shipping the proxy materials to you. On or about May 1, 2023, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials which includes instructions on how to access our proxy statement and our 2022 Annual Report online. The Notice also includes instructions on how to vote via the Internet and how to obtain a paper copy of the proxy materials.

How to cast your vote

•Vote by Internet - www.proxyvote.com
Before the Annual Meeting use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.

•Vote by Telephone - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

•Vote by Mail
You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

•Vote via webcast during the Annual Meeting
During the virtual Annual Meeting, you may vote your shares at www.virtualshareholdermeeting.com/HCCI2023.

Electronic Delivery of Future Proxy Materials
If you would like to reduce the cost incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Other

The proxies are solicited by the Board of Directors of the Company. In addition to the use of mail, proxies may be solicited personally, over the Internet, or by telephone, by directors, officers, or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock held of record by such persons and will be reimbursed for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

The date of this Proxy Statement is May 1, 2023.
_____________________

PROPOSAL 1:
 ELECTION OF DIRECTORS

During the Annual Meeting, our shareholders will vote on the nomination of two directors to be elected as Class III Board Members for three-year terms expiring at the 2026 Annual Meeting. The Board is divided into three classes, denominated as Class I, Class II, and Class III. Members of each class hold office for staggered three-year terms. The terms of the current Class III Board Members expire on the date of the 2023 Annual Meeting. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below as nominees. In the event any of the nominees should become unable or unwilling to serve as a director, proxies may be voted for another nominee recommended by the Board.

Directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast.

Nominees for Election at the 2023 Annual Meeting.

The following table sets forth certain information with respect to the two director nominees, each of whom is currently a Class III Board Member.

Name	Age	Principal Occupation and Other Information

Bruce Bruckmann	69	Mr. Bruckmann has served as a Director on our Board since 2004 and a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a private equity investment firm, since January 1995. From March 1994 to January 1995, he served as Managing Director of Citicorp Venture Capital, Ltd. and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.). From 1983 until March 1994, he served as Vice President of Citicorp Venture Capital, Ltd. He is also a director of Mohawk Industries, Ind., a floor covering manufacturer and H & E Equipment Services, Inc., a renter of industrial and construction equipment. He also serves as director for one private company.

		The Board has concluded that Mr. Bruckmann should be a Director of the Company because of his extensive experience in investing in and advising public and private companies. His broad exposure to financing and funding issues also benefits the Company.

Robert W. Willmschen, Jr.	75	Mr. Willmschen has served as a Director on our Board since March 2008 and served as Chief Financial Officer and Senior Vice President of Safety-Kleen from 1981 to 1997 and as Controller of Safety-Kleen from 1979 to 1981. He was Executive Vice President, Finance of ABC Rail Products Corporation for approximately one year in 1998. Since 1999, he has been engaged in managing his private investments. He also has nine years’ experience in public accounting, including Audit Manager with Arthur Andersen LLP.

The Board has concluded that Mr. Willmschen should be a Director of the Company because of his demonstrated financial experience in the Company’s industry area. His CPA and public accounting experience is also beneficial to the Company and he is a designated financial expert for the Board.
The Board recommends a vote FOR approval of the director nominees.
______________________

The following tables set forth information with respect to our directors who are not up for election at the 2023 Annual Meeting.
Class I Directors - Terms Expire in 2024.

Name	Age	Principal Occupation and Other Information

Fred Fehsenfeld, Jr.	72	Mr. Fehsenfeld has served as a Director on our Board since 1999 and served as Chairman of the Board of Directors of Calumet Specialty Products Partners, L.P. (“Calumet Partners”) beginning in 2006 and ending with their annual meeting on May 1, 2022. He served as the Vice Chairman of the Board of the predecessor to Calumet Partners since 1990, has worked for the Heritage Group in various capacities since 1977 and has served as its Managing Trustee since 1980. He received his B.S. in Mechanical Engineering from Duke University and his M.S. in Management from the Massachusetts Institute of Technology Sloan School.

		The Board has concluded that Mr. Fehsenfeld should be a Director and Chairman of the Company’s Board because of his significant executive experience referred to above, as well as the fact that his significant stock ownership in the Company aligns his interests with those of other shareholders. Mr. Fehsenfeld’s engineering and management training and senior leadership roles in other companies also benefit the Company.

Jim Schumacher	56	Mr. Schumacher has served as a Director on our Board since December 2017 and is currently a principal with GRE Capital, an Indianapolis-based private equity firm. Prior to co-founding GRE, he served as President and CEO of Heritage Underground Gasification from the company’s formation in 2009. From 2007 through 2009, he served as Senior Vice President at Mascoma Corporation, a Boston-based VC-backed cellulosic biofuels company. Prior to Mascoma, he was a partner at the law firm DLA Piper in Palo Alto, California where he represented public and private technology companies in M&A, VC investments, capital markets transactions, securities law compliance, and general business counseling. He also serves on the Investment Committee of Heron Capital. In addition, he serves on the Board of Directors for The Mind Trust and Second Helpings. He graduated with honors from Indiana University School of Law - Indianapolis and holds a B.A. from Purdue University.

The Board has concluded that Mr. Schumacher should be a Director of the Company because of his extensive experience in investing in and advising public and private companies. Additionally, his broad exposure to entrepreneurial ventures will benefit the Company when acquisition opportunities arise.

Class II Directors - Terms Expire in 2025.

Name	Age	Principal Occupation and Other Information

Brian Recatto	58	Mr. Recatto has served as a Director on our Board since July 2012 and was appointed President and Chief Executive Officer of the Company in 2017. He previously served as President U.S. Operations for Gibson Energy Inc., one of the largest independent midstream energy companies in Canada and a major participant in the crude oil transportation business in the U.S. Gibson purchased OMNI Energy Services, where he had served since 2007 in various operating and executive positions. In his tenure at OMNI, he provided in part: environmental and fluid handling services, from 2007, including roles as Vice President and Chief Operating Officer from 2007 to 2008; and as President and Chief Executive Officer since 2008. He served as President of Charles Holston, Inc., a waste management and environmental cleaning company, from 2004 to 2007. He has served in various operating and executive positions with Philip Services Corporation, an environmental and industrial services company, from 1997 to 2004, including roles as General Manager of Gulf Coast Waste Operations from 1997 to 1999, Senior Vice President, By-Products Services Group from 1999 to 2002 and President, Industrial Services Division from 2002 to 2004. He also served as President of Meklo, Inc., an industrial waste management company from 1991 to 1997; Founder of Emras, Inc., an environmental consulting firm from 1990 to 1991; and Director of Sales and Marketing for Marine Shale Processors, Inc., a hazardous waste disposal facility from 1987 to 1990. He holds a Bachelor of Science in Finance degree from Louisiana State University.

		The Board has concluded that Mr. Recatto should be a Director of the Company due to his significant executive experience in environmental waste handling services with a variety of companies coupled with his role as President and Chief Executive Officer of the Company.

Charles E. Schalliol	75	Mr. Schalliol has served as a director on our Board since March 2008. He previously served as the Director, Office of Management and Budget, State of Indiana, from 2004 to 2007. He also served as the President and CEO of BioCrossroads, Indiana’s life science initiative, from 2003 to 2004. He served in various executive positions, including strategic planning and investment banking, with Eli Lilly & Company from 1978 to 2003. He has served as Chairman of the Board of Directors of First Merchant’s Corporation since 2007 and as a director since 2004. He is also a director of two venture capital funds and several other for profit and not for profit organizations. He holds a business degree with high distinction from Indiana University and a law degree from Yale University.

		The Board has concluded that Mr. Schalliol should be a director of the Company because of his financial and executive experience with the above entities and other Board experience. His legal experience also benefits the Company.
Mary Pat Thompson	60	Mary Pat Thompson has over 30 years of experience in accounting and advisory leadership roles. She is a licensed CPA in the state of Idaho. Ms. Thompson received a B.S. in Accounting from the University of Idaho, where she graduated Summa Cum Laude. Her experience includes: 2021 - 2022 Chief Financial Officer & Executive Vice President of Taronis Fuels, Inc., 2019 - present Consultant for Bruckmann, Rosser, Sherril & Co., 2019 – present Director of H&E Equipment Services, Inc., 2022 - present serving on the Board of Directors for Winc Inc., 2015 - 2018 Senior Vice President of Finance of Animal Health at AmerisourceBergen, 2005 - 2015 Chief Financial Officer & Executive Vice President, Senior Vice President of Finance and Corporate Secretary of MWI Veterinary Supply Inc., 2003 – present President of Titan Technologies, Inc.

		The Board has concluded that Ms. Thompson should be a director of the Company because of her financial and executive experience with the above entities and other Board experience. Her CPA and accounting experience are also beneficial to the Company.

There are no arrangements or understandings between any director or director nominee and any other persons pursuant to which they were selected as a director nominee. None of our directors are a party to any agreement that would require disclosure pursuant to Stock Market Rule 5250(b)(3) of The Nasdaq Stock Market LLC, where the Company's common stock is listed.

 SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 24, 2023 for:

•each director and named executive officer ("NEO");

•each person or entity who is known by us to own beneficially more than 5% of our common stock; and

•all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 24, 2023 through the exercise of any stock option, warrant, or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address of each director and NEO listed below is Heritage-Crystal Clean, Inc., 2000 Center Drive, Suite East C300 Hoffman Estates, IL 60192.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Directors:
Fred Fehsenfeld, Jr. (1)	647,647	2.7%
Bruce Bruckmann	127,456	*
Charles Schalliol	57,362	*
Robert Willmschen, Jr.	50,360	*
Jim Schumacher (3)	32,636	*
Carmine Falcone	3,471	*
Mary Pat Thompson	982	*

Beneficial Owners owning more than 5% of common stock (other than directors and NEOs):
The Heritage Group (2)	5,005,444	20.5%
ArrowMark Colorado Holdings (5)	1,393,049	5.7%

NEOs:
Brian Recatto (4)	780,740	3.2%
Mark DeVita (6)	110,518	*
Ellie Bruce (7)	64,185	*
All directors and executive officers as a group (10 persons) (8)	1,907,993
* Less than 1%

(1)	Does not include (i) shares held by The Heritage Group, (ii) 830,680 shares held by certain trusts formed for the benefit of the Fehsenfeld Family as well as two other trusts established for the benefit of certain members of the family of Mr. Fehsenfeld (the “Fehsenfeld Family Trusts”), (iii) 2,000 shares held by Mr. Fehsenfeld’s spouse and (iv) 8,000 shares held by two of Mr. Fehsenfeld’s adult children for which Mr. Fehsenfeld disclaims beneficial ownership. The Fehsenfeld Family Trusts consist of 28 grantor trusts that collectively own all of the outstanding general partner interests in The Heritage Group as well as two other trusts established for the benefit of certain members of the family of Mr. Fehsenfeld. We have been advised that there are seven (7) trustees of the 28 grantor trusts, consisting of Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, William S. Fehsenfeld, Amy M. Schumacher, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld and Geoffrey C. Dillon. We have been advised that six (6) trustees hold the voting rights to those shares held by the two other trusts, consisting of Fred M. Fehsenfeld, Jr., Amy M. Schumacher, Sara Morris, Katie Dillion, Fred M. Fehsenfeld III, and Courtney Fehsenfeld. Mr. Fehsenfeld disclaims beneficial ownership of the shares held by The Heritage Group and the Fehsenfeld Family Trusts except to the extent of his pecuniary interest therein. The address of this shareholder is 6320 Intech Blvd, Indianapolis, IN 46278.

(2)	Does not include shares of common stock as held by the Fehsenfeld Family Trusts or Mr. Fehsenfeld. The Heritage Group is a general partnership formed under the laws of the State of Indiana. The Fehsenfeld Family Trusts own all of the outstanding partnership interests in The Heritage Group. We have been advised that seven (7) trustees, acting on behalf of each of the 28 grantor trusts, have the duty and have been empowered to carry out the purposes of the general partnership. The seven (7) trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, William S. Fehsenfeld, Amy M. Schumacher, Megan N. Arlinghaus, Clare S. Stoner Fehsenfeld and Geoffrey C. Dillon. The Heritage Group disclaims beneficial ownership of the shares of common stock held by Mr. Fehsenfeld or by the Fehsenfeld Family Trusts. The address of The Heritage Group is 6320 Intech Blvd, Indianapolis, IN 46278.

(3)	Includes 4,000 shares held by Mr. Schumacher’s spouse, Amy M. Schumacher, as custodian in trust for the benefit of their children. Mr. Schumacher is the son-in-law of Mr. Fehsenfeld. See footnotes (1) and (2) above.

(4)	Includes grant of 515,375 shares of unvested restricted common stock. (See "Employment Agreement of Chief Executive Officer").

(5)	Based on Schedule 13G filed with the SEC on February 14, 2023. The address of this shareholder is 100 Fillmore Street, Suite 325, Denver, Co 80206.

(6)	Includes grant of 48,912 shares of unvested restricted common stock. (See "Other Employment Agreements of NEOs").

(7)	Includes grant of 10,936 shares of unvested restricted common stock. (See "Other Employment Agreements of NEOs").

(8)	Does not include shares held by The Heritage Group and the Fehsenfeld Family Trusts. See footnotes (1) and (2) above.

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of our Board of Directors. Our Board currently consists of eight (8) directors: Bruce Bruckmann, Carmine Falcone, Fred Fehsenfeld, Jr., Brian Recatto, Charles E. Schalliol, Jim Schumacher, Mary Pat Thompson and Robert W. Willmschen. Anthony Chase served as a director until our shareholder annual meeting in May 2022 and Mary Pat Thompson joined our Board of Directors in May 2022. Mr. Falcone was not nominated for re-election to the Heritage-Crystal Clean, Inc. board due to his retirement. Our Board of Directors has an audit committee, a compensation committee, and a nominating and governance committee. Fred Fehsenfeld, Jr. serves as the Chair of our Board.

Director Independence

Our Board of Directors is comprised of a majority of independent directors. In general, the Board of Directors determines whether a director is independent by following the listing standards of the Nasdaq Global Select Market (the “Nasdaq listing standards”), the SEC, and other factors it may deem relevant. The Board of Directors has determined that each of the following directors is independent under Nasdaq listing standards: Bruce Bruckmann, Anthony Chase, Carmine Falcone, Charles E. Schalliol, Mary Pat Thompson and Robert W. Willmschen, Jr.

Board Meetings

The Board of Directors met six times during fiscal 2022. Each director attended at least 75% of all Board and applicable committee meetings held during fiscal 2022.

The Audit Committee

The audit committee met four times in fiscal 2022. The audit committee's responsibilities include appointing, terminating, evaluating, and setting the compensation of our independent registered public accounting firm; meeting with the independent registered public accounting firm to review the scope, accuracy, and results of the audit; making inquiries as to the adequacy of our accounting, financial, and operating controls; and reviewing all material related party transactions. Mr. Willmschen is the Chair, and Messrs. Falcone, Schalliol and Ms. Thompson (who joined in May 2022) are the other members of the audit committee. The Board of Directors has determined that Messrs. Willmschen, Falcone, and Schalliol and Ms. Thompson are independent in accordance with Nasdaq listing standards and the rules and regulations of the SEC. In addition, the Board of Directors has also determined that Mr. Willmschen is an "audit committee financial expert" in accordance with the standards established by the SEC. All members of the audit committee are financially literate. The audit committee charter is available on our website. See "Availability of Certain Documents."

The Compensation Committee

The compensation committee met three times during fiscal 2022. Mr. Schalliol is the Chair, and Messrs. Falcone and Bruckmann are the other members of the compensation committee. All members of the compensation committee are independent in accordance with Nasdaq listing standards.

The compensation committee's responsibilities include, among other duties, the responsibility to:

•review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of executive officers in light of those goals and objectives, and recommend the compensation level of executive officers based on this evaluation. The compensation and performance of the Chief Executive Officer (CEO) is also then reviewed with and subject to approval by the Board;

•administer incentive compensation plans and equity-based plans established or maintained by the Company from time to time, including the 2019 Incentive Award Plan (the "2019 Plan"), the 2018 Special Incentive Plan (the "2018 SIP"), and the 2022 Special Incentive Plan (the "2022 SIP");

•review succession plans concerning positions held by executive officers; and

•recommend to the Board the compensation for Board members; and

•retain and terminate (or obtain the advice of) any adviser to assist the Committee in the performance of its duties, in its sole discretion, but only after taking into consideration factors relevant to the adviser's independence from management as specified under Nasdaq listing standards. The compensation committee shall be directly responsible for the appointment, compensation, and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser's fees and other terms and conditions of the adviser's retention.

The compensation committee charter is available on our website. See "Availability of Certain Documents."

A description of the Company's processes and procedures for the consideration and determination of executive compensation is included in the section entitled "Compensation Discussion and Analysis" below.

The Nominating and Governance Committee

The nominating and governance committee met two times during fiscal 2022. Mr. Falcone is the Chair, and Mr. Schalliol, Mr. Willmschen and Mr. Chase (who resigned in May 2022) were the other members of the nominating and governance committee during fiscal 2022. Mr. Willmschen will resign from the committee in fiscal 2023 and Ms. Thompson will fill his vacancy. All the members of the nominating and governance committee are independent, in accordance with Nasdaq listing standards. The role of the nominating and governance committee is to develop and recommend to our Board criteria for Board and committee membership, review the qualifications of candidates for director, nominate candidates for election to our Board, oversee our corporate governance policies and practices, develop and recommend to our Board corporate governance guidelines, and oversee a review of the performance of our Board and its committees at least annually. The nominating and governance committee charter is available both on our website and in print. See "Availability of Certain Documents."

Annual Meeting Attendance Policy

We expect all Board members to attend the annual meeting of shareholders, but from time to time other commitments may prevent all directors from attending each meeting. A majority of our directors attended our annual meeting of shareholders in fiscal 2022.

 Compensation Committee Interlocks and Insider Participation

During fiscal 2022, no executive officer of the Company served on the Board of Directors or compensation committee of any other company with respect to which any member of the compensation committee was engaged as an executive officer. No member of the compensation committee was an officer or employee of the Company during fiscal 2022, and no member of the compensation committee was formerly an officer of the Company.

Director Nominations

The nominating and governance committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The nominating and governance committee considers recommendations of potential candidates from current directors, management, and shareholders. Shareholders' nominations for directors must be made in writing and include the nominee's written consent to the nomination and sufficient background information on the candidate to enable the nominating and governance committee to assess his or her qualifications.

For consideration at the 2024 Annual Meeting, director nominations must be delivered to the Executive Vice President & Chief Financial Officer of the Company no later than the close of business on March 15, 2024, but no earlier than the close of business on February 14, 2024.

Article II, Section 9 of our bylaws sets forth the process for submitting director nominations. Notice of nomination must include: (i) with respect to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) the name and address of the shareholder who intends to make the nomination (including the beneficial owner, if any, on whose behalf the proposal is made) as they appear on the Company's books, (iii) the number of shares of common stock owned beneficially and of record by such shareholder submitting the nomination (including those owned by the beneficial owner, if any, on whose behalf the proposal is made) as of the date such notice is given, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; and (v) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.

The Board is committed to a diversified membership in terms of both the individuals involved and their various experiences, skill sets and areas of expertise. The Company has a Director Qualification Policy which establishes guidelines for the committee on the process of evaluating the appointment of new members to the Board of Directors. The policy states that the Company’s non-employee directors should possess attributes that contribute to a diverse and complementary Board, with diversity reflecting gender, ethnicity, educational, professional, and/or managerial backgrounds and experience, and other relevant considerations. Nominees for director shall also be selected on the basis of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties. Board members are expected to diligently prepare for, attend, and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as a director. The Board applies these criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources. The committee also considers whether candidates would be “independent” for purposes of the Nasdaq listing standards and SEC rules and regulations. These general criteria are reviewed annually by the nominating and governance committee and the Board to ensure they remain pertinent and robust. The policy on Director Qualification is available on our website at www.crystal-clean.com under “Investor Relations” and “Corporate Governance.” See “Availability of Certain Documents.”

As provided in its charter, the nominating and governance committee follows procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board and in evaluating the background and qualifications of those candidates. Those processes can include consideration of nominees suggested by an outside search firm, incumbent Board members, and shareholders.

We have not received any shareholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement.

 Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail to either the Board of Directors, an individual director or directors, or Chair of the nominating and governance committee with respect to the non-management directors c/o Executive Vice President & Chief Financial Officer, 2000 Center Drive Suite East C300 Hoffman Estates, IL 60192.

The Board has instructed the Executive Vice President & Chief Financial Officer to review all communications so received and to exercise his discretion not to forward to the Board correspondences that are inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (e.g., business inquiries, complaints, or suggestions), and personal grievances. However, any director may at any time request the Executive Vice President & Chief Financial Officer to forward any and all communications received by the Executive Vice President & Chief Financial Officer but not forwarded to the directors.

With oversight from the Audit Committee, we have established procedures to receive, retain, and address employee complaints submitted to Heritage-Crystal Clean, Inc. regarding accounting, internal accounting controls, or auditing matters (collectively, “Accounting Matters”) and the confidential, anonymous submission by employees of concerns regarding Accounting Matters. The Policy on Complaint Procedures for Accounting and Audit Matters is available on our website at www.crystal-clean.com under "Investor Relations" and "Corporate Governance." See "Availability of Certain Documents."

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics, that applies to all executive officers, directors, and employees. The Code of Business Conduct and Ethics defines each individual's obligations when representing the Company. Our Code of Business Conduct and Ethics is available both on the Company's website and in print upon request. See "Availability of Certain Documents."

Board Leadership Structure, and Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. We also believe that separation of the positions reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company and creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board of Directors to monitor whether management's actions are in the best interests of the Company and its shareholders.

    We have established an enterprise risk management committee composed of six members of senior management. The goal of the enterprise risk management committee is to continually evaluate the risks of the business, including operational, financial, legal and regulatory, and strategic and reputational risks, in order to ensure potential exposure is addressed in a timely manner. The committee meets four (4) times per year and provides regular updates to the Audit Committee on areas of material risk to the Company. The Audit Committee receives reports from the enterprise risk management committee to enable it to understand our risk identification, risk management, and risk mitigation strategies. The Audit Committee may periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability. At times, another committee may receive updated reports concerning risks to the Company.

Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. We have reviewed our compensation policies and practices for our employees, and we do not believe such policies and practices encourage individuals to take unreasonable risks, and we have determined that any risks arising from the compensation programs are not reasonably likely to have a material adverse effect on the Company.

Our nominating and governance committee manages risks associated with the independence of the Board of Directors.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, at their discretion they may inform the entire Board of Directors of significant risks through committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition to our formal compliance program, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company.

Current Board Diversity and Background

The following diversity matrix for current directors as of January 1, 2023, is provided in accordance with applicable Nasdaq rules:

Board Diversity Matrix As of 1/1/2023
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

The Board is currently composed of eight directors with diverse skill sets and professional backgrounds.

	Executive Management Experience	Industry Experience	Finance & Accounting	Risk Management	Business Management and Development
Bruce Bruckmann	✓		✓		✓
Carmine Falcone	✓	✓	✓	✓	✓
Fred Fehsenfeld, Jr.	✓	✓	✓		✓
Brian Recatto	✓	✓	✓		✓
Charles Schalliol	✓	✓	✓	✓	✓
Jim Schumacher	✓	✓	✓		✓
Mary Pat Thompson	✓	✓	✓		✓
Robert Willmschen, Jr.	✓	✓	✓	✓	✓

Stock Ownership or Anti-Hedging Policy

We do not have any equity or other security ownership guidelines, or anti-hedging policy. Employees, Directors and Officers can engage in hedging, including purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities.

ESG INITIATIVES

In 2021 the Company released its first sustainability report reflecting its commitment to its ESG initiatives. In 2022 the Company released its second updated sustainability report which can be found at www.crystal-clean.com.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objective

The objective of our executive compensation program is to attract and retain the best suited individuals with the knowledge and capability to run our business to achieve the performance expectations set by our shareholders. Our philosophy is to keep the executive officer compensation program well-defined and easily understood and to link each executive's compensation to the success of the business, with a focus on continuous growth and development of sustainable shareholder value. Our compensation committee determines the amount of each element of compensation, as well as the overall mix of compensation elements, based on our objective of recruiting and retaining valuable employees and remaining competitive within our industry. Our compensation committee makes compensation determinations in accordance with information that its members have gathered in their many years of industry experience supplemented with the engagement from time to time of outside consultants.

Named Executive Officers

In this Compensation Discussion and Analysis, we discuss the compensation packages and fiscal 2022 compensation of Brian Recatto, our President, Chief Executive Officer (CEO); Mark DeVita, our Executive Vice President, Chief Financial Officer, and Ellie Bruce, our Executive Vice President of Business Management and Marketing. These officers constituted our “NEOs” who served during all of fiscal 2022. Further details relating to the compensation paid to our NEOs in fiscal 2022 and their employment arrangements with the Company can be found in the “Summary Compensation Table” and the supplemental tables that follow it.

Compensation Committee

The compensation committee determines and approves the compensation of our executive team and our officers. The compensation committee is appointed by the Board, in part, to oversee the programs under which performance is evaluated and compensation is paid or awarded to our executive officers.

The agenda for each meeting of the compensation committee is determined by its Chair. The compensation committee had two meetings in fiscal 2022. Certain members of the compensation committee also met with senior management to evaluate the performance of management. Mr. Recatto, our President and CEO, participated in compensation committee meetings while serving as President and Chief Executive Officer, other than when his compensation was discussed, to provide an assessment of the performance of each NEO and other senior management and to provide recommendations of compensation. Once the compensation committee determined Mr. Recatto's compensation for fiscal 2022, Mr. Recatto had the opportunity to discuss his compensation with the compensation committee.

Our compensation committee annually reviews the compensation of each of our executive officers. To establish compensation for each NEO during the fiscal year 2022, the members of the compensation committee used their collective knowledge and experience, together with the experience of other Board members and our CEO.

Components of Executive Compensation

Our executive officer compensation program has the following components:

Base Pay

Base pay is intended to provide our executives with recurring compensation that reflects our size as well as the employment market for our executive officers. Each executive's individual experience, responsibilities, and performance are also taken into consideration. Base salary also takes total compensation into consideration to ensure that our philosophy regarding overall compensation is maintained. The base pay component of compensation is reviewed annually by the compensation committee. The compensation committee generally bases salary increases on the growth and performance of the Company, individual job performance, and the Company's objectives described above under “Compensation Discussion and Analysis - Executive Compensation Objective." The allocation of total compensation between base salary and other components of compensation is determined by the compensation committee in accordance with information that the members have gathered in their many years of industry experience and based upon the compensation committee's assessment of what form of compensation will more effectively motivate the performance of each NEO to generate growth of the Company.

Non-Equity Incentive Plan Compensation (Pay-for-Performance)

 Under the Heritage-Crystal Clean, Inc. Pay for Performance Based Annual Incentive Plan, which we refer to as the Annual Incentive Plan, the compensation committee has the authority to grant annual incentive awards to our executive officers or other key employees. Each annual incentive award will be paid based on a percentage of base salary for each executive officer for a performance period. Typically, the performance period is our fiscal year. The compensation committee will establish a target bonus amount to each designated participant for each performance period as a percentage of his or her base pay and attainment of specified performance measures subject to adjustment in the sole discretion of the compensation committee.

In fiscal 2022, the compensation committee set target cash bonuses as a percentage of each executive officer's base pay. The compensation committee determined that bonuses under the 2022 Annual Incentive Plan should be based upon a percentage tied to the Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) target of the Company after adjusting for non-cash compensation expense.

	Threshold	Target	Maximum
EBITDA (in millions)	$68.6	$90.0	$96.5
Award Payout (Percentage of Target)	5%	100%	150%
In fiscal 2022, the compensation committee allocated 2022 Annual Incentive Plan bonuses based upon the following target percentages of base pay to the NEOs: 45% to Mark DeVita, and 45% to Ellie Bruce. The Company achieved 150% of its EBITDA targeted goal in 2022 as the Company's EBITDA before non-cash compensation was 159.1 Million, and therefore, bonuses were awarded based on the targeted percentages determined by the compensation committee in fiscal year 2022.

The following table sets forth the EBITDA target allocations and amounts paid out as a cash bonus, along with bonus based on achievement of personal strategic business goals under the Annual Incentive Plan to the NEOs for fiscal 2021 and fiscal 2022:

	Fiscal 2021 Non-discretionary Percentage of Employee's Base Pay	Total Annual Incentive Bonus Fiscal 2021	Fiscal 2022 Non-discretionary Percentage of Employee's Base Pay	Fiscal 2022 Annual Incentive Bonus
				Threshold	Target	Maximum	Actual
Brian Recatto	100%	$686,848	100%	$23,696	$473,925	$710,888	$710,888
Mark DeVita	45%	$208,394	45%	$7,871	$157,424	$224,328	$224,328
Ellie Bruce	45%	$197,776	45%	$6,823	$136,465	$204,698	$204,698

Long-Term Equity Compensation

We maintain stock-based, pay for performance, multi-year incentive programs for our executives that promote our long-term growth and encourage employee retention and stock ownership. We offer annual grants of equity to our executive officers and other key employees under our 2019 Incentive Award Plan (the "2019 Incentive Plan"). We do not have any formal policy with respect to allocations between stock options and restricted stock awards. We believe that stock options and restricted stock awards align employees' interests with stockholders. As co-owners of our business, we believe that each of our executive officers has a significant financial interest in the long-term success of our Company. We have encouraged employees to purchase equity interests in our Company, and we determine the amount of long-term equity compensation to be offered to the employee based upon job responsibilities, years of service, and employee reviews. We believe that our executive officers should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate, and retain qualified and talented executives.

    For the 2022 Long-Term Incentive Plan award (the “2022 LTIP”), the compensation committee approved awards or 150% of the target value amount. The number of shares awarded is based on a thirty-day average of the Company's common stock price prior to the February 2023 Board of Directors meeting.

During the first quarter of fiscal 2022, the compensation committee set targets for the fiscal 2022 LTIP, and Mark DeVita and Ellie Bruce were given a target amount as a percentage of their base pay. The long-term incentive award targets were based upon the Company's business plan for EBITDA of the Company after adjusting for non-cash compensation expense. The compensation committee allocated the following LTIP bonus amounts based upon target percentages of base salary for the NEOs: 45% to Mark DeVita, and 45% to Ellie Bruce. Mr. Recatto's long-term equity compensation is determined in accordance with his employment agreement.

	Threshold	Target	Maximum
EBITDA (in millions)	$68.6	$90.0	$96.5
Award Payout (Percentage of Target)	5%	100%	150%

In fiscal 2022, the Company achieved 150% of its EBITDA targeted goal in 2022 as the Company's EBITDA before non-cash compensation was 159.1 million, and therefore, LTIP bonuses were awarded based on the targeted percentages determined by the compensation committee in fiscal 2022.
The following table sets forth the percentage of the 2022 LTIP that was designated to each of the NEOs compared to certain information from 2021.

	Fiscal 2021 Percentage of Employee's Base Pay	Fiscal 2021 Restricted Stock Awards(1)	Fiscal 2022 Percentage of Employee's Base Pay	Fiscal 2022 Dollar Value of Restricted Shares to be Awarded
				LTIP Threshold	LTIP Target	LTIP Maximum	LTIP Actual(2)
Mark DeVita	45%	$228,150	45%	$7,871	$157,424	$236,135	$236,135
Ellie Bruce	45%	$197,776	45%	$6,823	$136,465	$204,697	$204,697

(1) Reflects stock awards based on achieving results at 150% of the cash targeted amounts of the 2021 LTIP discussed above and which vest in three equal annual increments during the period starting January 1, 2023 and ending January 1, 2025.
(2) Reflects discretionary stock awards based on achieving results at 150% of the cash targeted amount of the 2022 LTIP discussed above and which vest in three equal annual increments during the period starting January 1, 2024 and ending January 1, 2026.

In February 2023, the compensation committee established incentive targets for fiscal 2023 LTIP. The compensation committee determined that the aggregate amount of 2023 LTIP would be awarded to NEOs on a sliding scale and be based on certain EBITDA performance goals after adjusting for non-cash compensation expense. Awards granted to the Chief Executive Officer vest immediately upon grant in accordance with the terms of his employment agreement. Awards granted to all other employees vest in three equal annual increments during the period starting January 1, 2024 and ending January 1, 2026.

Special Incentive Program (2022)

As part of a Special Incentive Program (the “SIP”) under Heritage-Crystal Clean, Inc 2019 Incentive Plan (the "Plan"), on December 5, 2022, the Company awarded 36,471 restricted stock units ("RSUs") to Mark DeVita.

Two-thirds of the RSUs (24,314 RSUs) are subject to the performance-based vesting terms based on (i) the Company achieving one or more Share Price Targets as set forth in the table below during the three-year period beginning on September 21, 2022 (the “Performance Period”) and (ii) the Executive remaining employed by the Company through the Performance Period.

Share Price Target	Percentage of Performance-Based RSUs Satisfying the Performance Target
Less than $33.79	—%
$33.79	25%
$38.79	50%
$43.79	75%
$48.79	100%

A Share Price Target is deemed met prior to a Change in Control (as defined in the Plan) if the Company’s average closing stock price during a continuous ninety (90) day period within the Performance Period equal or exceeds the dollar value corresponding to such Share Price Target. There shall be linear interpolation between the Share Price Targets above as they relate to the Percentage of Performance-Based RSUs satisfying the Performance Target. If a Change in Control occurs on or before the end of the Performance Period, all unvested Performance-Based RSUs and all Time-Based RSU’s shall vest at 100% on the date of the Change in Control. Any portion of the Performance-Based RSUs that satisfies the Share Price Targets shall remain vested regardless of the Company’s subsequent stock price performance during the Performance Period. Any portion of the Performance-Based RSUs that has not satisfied the Share Price Targets by the end of the Performance Period shall be immediately forfeited.

One-third of the RSUs (12,157 RSUs) vest in equal installments on each of the first three anniversaries of September 21, 2022, subject to Executive’s continuous employment or service with the Company through such date. All unvested Time-Based RSUs shall immediately vest in full in the event, and as of the date, of a Change in Control. If the Executive experiences a Termination of Service (as defined in the Plan) for any reason except other than for cause and certain other exceptions set forth in the Agreement, Executive’s right in any unvested RSUs shall be forfeited.

Peer Group Companies

Peer Group Companies

Company	Company	Company

Advanced Disposal Services, Inc.	Covanta Holding Corporation	Stericycle, Inc.

Aegion Corporation	Ecology & Environment, Inc.	Team, Inc.

Badger Daylighting Ltd.	Exponent, Inc.	Tennant Company

Biffa plc	Matrix Service Company	UniFirst Corporation

Casella Waste Systems, Inc.	Preformed Line Products Company	US Ecology, Inc.

CECO Environmental Corp.	Newalta Corporation	Vertex Energy, Inc.

CIRCOR International, Inc.	Republic Services, Inc.	Waste Connections, Inc

Clean Harbors, Inc.	Sharps Compliance Corp.	Waste Management, Inc.

The Compensation Committee used Mercer Consulting, LLC compensation consultants regarding the design and implementation of the Special Incentive Program to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. The work of the compensation committee did not raise any conflict of interest.

 Employment Agreement of Chief Executive Officer

On December 6, 2016, the Company and Mr. Recatto entered into an Executive Employment Agreement effective February 1, 2017 as amended by the First Amendment to the Executive Employment Agreement when he assumed the position of President and Chief Executive Officer. As part of this agreement, Mr. Recatto received a restricted stock award of 500,000 shares of common stock, pursuant to the Company's 2019 Incentive Plan, of which 187,500 had vested based on the increase in the price of the Company's common stock during the initial term of the Employment Agreement, which ended on January 31, 2021, with the remaining shares not vesting. An additional 13,173 shares of common stock was awarded on February 22, 2021 as an Annual Target Bonus Opportunity.

The employment agreement was renewed on February 1, 2021 and Mr. Recatto received another restricted stock award of 500,000 shares of common stock pursuant to the Company's 2019 Incentive Plan, which vests on January 31, 2025 if Mr. Recatto is employed on that date and subject to meeting certain performance criteria based on an increase in the market price of the common stock prior to the vesting date. The amount of shares vested shall be determined by applying the applicable percentage from the chart below that corresponds to the growth in the share price of the common stock from February 1, 2021 to January 31, 2025, with the share price as of each such date determined by the average closing price of a share of the common stock for the 90-day period ending on such date (and with the percentage of shares vesting for share price increases between the designated levels in the chart to be determined using linear interpolation):

Column A	Column B
Increase in Stock Price From Award Date to Vesting Date (using average closing price of a share of the Company’s common stock for the 90-day period ending on each such date)	Percentage of Executive’s shares of Performance- Based Restricted Stock that Will Become Vested
Less than $5 per share increase	$—
$5 per share	25% (vest in 125,000 shares)
$10 per share increase	50% (vest in 250,000 shares)
$15 per share increase	75% (vest in 375,000 shares)
$20 or more per share increase	100% (vest in 500,000 shares)

In addition, notwithstanding the vesting schedule set forth above, if the average closing price of a share of the Company's common stock for any period of 180 consecutive days between February 1, 2021 and January 31, 2025 exceeds $5 by one of the stated marginal increase levels set forth in Column A above, and Mr. Recatto remains employed by the Company throughout that 180-day period, then the number of shares of restricted stock that shall vest on the last day of that 180-day period shall be calculated as fifty percent (50%) of the corresponding applicable percentage set forth in the chart above (the "Additional Vesting Amount"): provided, that this vesting provision shall not apply to any increase in share price for which Executive has already received vesting credit. Of this restricted stock award based on the stock price of the common stock during the first half of fiscal year 2021, 62,500 shares vested on July 30, 2021.

In addition, under the renewed employment agreement, Mr. Recatto received restricted common stock valued at $500,000 on December 31, 2021 in the form of 15,375 shares, and is entitled to receive restricted common stock valued at 500,000 as each of December 31, 2022, and December 31, 2023 to the extent the extended agreement remains in effect on such date. These shares become fully vested on December 31, 2023. On December 22, 2022 the Company rescinded 28,548 shares granted to Mr. Recatto under the renewed employment agreement, because this amount exceeded the share limit codified in the 2019 Incentive Award Plan.

See "Employment Agreements and Potential Payments upon Termination or Change-In-Control" for a further summary of Mr. Recatto's renewed employment agreement.

Other Employment Agreements of NEOs

In March 2017, we entered into employment agreement with Mr. DeVita. For a summary of this agreement, see “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

On November 7, 2022, we entered into an amendment to Ellie Bruce’s employment agreement which became effective as of November 2, 2017 (the "Bruce Employment Agreement"). For a summary of this agreement, see “Employment Agreements and Potential Payments upon Termination or Change-In-Control."

The Amendment states that the Employment Agreement will terminate on March 6, 2024 (the “Expiration Date”). In the event that the Executive’s employment is terminated prior to the Expiration Date other than for Cause (as defined in the Amendment), the Company shall provide Executive the portion of Executive's Base Salary which is earned but unpaid through the termination date, and Executive may receive a prorated portion of a bonus amount based on the number of whole months in such year the Executive was employed prior to her employment termination if a bonus would otherwise have been payable to Executive for the year of Executive’s employment. Additionally if Executive terminates her employment on or after the Expiration Date or for Good Reason (as defined in the Amendment) prior to the Expiration Date, Executive shall receive an amount equal to $700,000 payable in four installments, and a cash payment equal to the value of any nonvested restricted shares of common stock (or restricted stock units) of the Company held by the Executive as of the termination date, based on the 30 day average closing price of the Company's common stock on the Nasdaq Stock Market prior to the termination date. If

Executive's employment terminates prior to the Expiration Date, Executive shall receive a prorated amount of the Award Payment based on the number of months employed by the Company in the period commencing on the date of the Amendment and ending on the Expiration Date.

Our Non-Qualified Deferred Compensation Plan

In connection with our initial public offering in fiscal 2008, we adopted the Heritage-Crystal Clean, Inc. Non-Qualified Deferred Compensation Plan, which is designed to provide a select group of highly compensated employees and non-employee directors the benefits of a non-qualified, unfunded plan of deferred compensation subject to Section 201(2) of ERISA and the provisions of Section 409A of the Internal Revenue Code. Under the plan, all non-employee directors will be permitted to make an irrevocable election to defer the receipt of all or a portion (not less than 25%) of their annual retainer and/or meeting fees into a non-qualified, unfunded deferred compensation plan. In addition, select employees will be entitled to make an irrevocable election to defer receipt of up to 75% of base salary and up to 100% of any bonus. We may make discretionary contributions to participants' deferred accounts. The plan administrator shall select one or more investment funds that will be used to credit participants' deferral accounts with income and gains and charge deferral accounts with losses, expenses, and distributions. Distribution of funds from deferral accounts to participants shall be made according to distribution dates specified by the participant. Payment of the vested portion of a participant's deferral account shall be made in cash in the form of a single lump sum or a series of annual installments over a period not exceeding ten years. None of our executive officers are currently participating in the deferred compensation plan.

Internal Revenue Code Section 162(m)

Favorable accounting and tax treatment of the various elements of our compensation program is an important consideration in its design, but it is not the sole consideration. The Tax Cuts and Jobs Act (TCJA), signed into law December 22, 2017, eliminated the performance-based compensation exception under Section 162(m). However, the TCJA allowed for qualified performance-based compensation payable pursuant to a written binding contract in effect as of January 1, 2018, to be grandfathered into the tax treatment in place prior to the passage of the TCJA. As a result, compensation paid to any of our NEOs in excess of $1,000,000 on or after January 1, 2018 may, or may not, be deductible under Section 162(m). We expense equity awards in accordance with FASB ASC Topic 718.

Advisory Votes on Executive Compensation

At the Annual Meeting, shareholders will be asked to consider a resolution to approve the compensation paid to our NEOs as disclosed in this Proxy Statement. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, will not be binding on the Board. However, the Board will review and thoughtfully consider the voting results when determining compensation policies and making future decisions concerning the compensation of our NEOs. Any impact from the 2023 voting results will be disclosed in the proxy statement to be filed in connection with the 2024 annual meeting of shareholders. At the 2022 Annual Meeting of Shareholders, in an advisory vote, the shareholders approved the compensation earned by our NEOs in fiscal 2021, and the compensation committee took this shareholder approval into account when determining fiscal 2022 compensation. The Company has elected to bring this resolution up for shareholder consideration every year.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

                            Respectfully submitted,

                            Charles E. Schalliol, Chair
                            Carmine Falcone, member
                            Bruce Bruckmann, member

The Compensation Committee Report and related disclosure shall be deemed incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2022, but shall not be otherwise incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

NAMED EXECUTIVE OFFICER COMPENSATION

The following table sets forth the aggregate amounts of compensation earned by the NEOs during the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021, respectively, for services rendered to the Company.

Summary Compensation Table

		Non-Equity			All
Name and	Fiscal	Incentive Plan		Stock	Other
Position	Year	Compensation	Bonus	Awards	Compensation	Total
		($)(1)	($)(2)	($)(3)	($)(4)	($)
Brian Recatto,	2022	$473,925	$710,888	$499,988	$24,280(6)	$1,709,081
President and Chief	2021	$457,899	$686,848	$11,721,697(5)	$24,280(6)	$4,623,217
Executive Officer	2020	$413,471	$—	$407,161	$24,280(6)	$830,944

Mark DeVita,	2022	$349,830	$224,328	$236,135(7)	$12,480	$822,773
Executive Vice President & Chief Financial Officer	2021	$338,000	$208,394	$228,150(7)	$11,880	$786,424
	2020	$287,834	$104,154	$170,057(7)	$10,456	$572,501

Ellie Bruce,	2022	$303,255	$204,698	$204,698(7)	$12,480	$725,131
Vice President of Business	2021	$293,000	$197,776	$197,776(7)	$11,880	$700,432
Management and Marketing	2020	$259,530	$94,065	$177,523(7)	$9,018	$540,136

(1) 2020 salaries were temporarily reduced by 15% as a costs saving measure due to the COVID-19 pandemic.

(2) Reflects amounts paid under the Heritage-Crystal Clean, Inc. Performance-Based Annual Incentive Plan. The bonuses earned in fiscal 2022 were paid in March 2023.

(3) The values listed, unless otherwise stated, reflect the aggregate grant date fair-value computed in accordance with FASB ASC Topic 718 as discussed in Footnote 16 to the Company's Annual Report on Form 10-K for fiscal 2022.

(4) In addition to the auto payments described in footnote (6) provided to Mr. Recatto, the compensation represented by the amounts set forth in the “All Other Compensation” column for the NEOs are detailed in the "All Other Compensation Table" below.

(5) For fiscal 2021, includes the restricted stock award of 500,000 shares of common stock granted as part of his employment agreement. See “Employment Agreements and Potential Payments upon Termination or Change-In-Control.”

(6) "All Other Compensation" includes $24,000 for auto allowance.

(7) Amounts for fiscal 2022 reflect restricted stock awards granted in February 2022 under the Company’s 2022 Long-term Incentive Plan. Amounts for fiscal 2021 reflect discretionary restricted awards granted in February 2021 under the Company’s 2021 Long-term Incentive Plan. Amounts for fiscal 2020 reflect discretionary restricted awards granted in February 2020 under the Company’s 2019 Long-term Incentive Plan. The awards vest in equal annual amounts over a three year period starting the first day of the year following the year in which the award was granted. See "Compensation Discussion & Analysis - Long-term Equity Compensation" for more information regarding these awards.

Outstanding Equity Awards at 2022 Fiscal Year End

The table below includes certain information with respect to stock awards previously awarded to our NEOs that were outstanding as of December 31, 2022.

			Stock Awards
Name	Grant Date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Brian Recatto	2/1/2021		—	$—	437,500(2)	$14,210,000
	12/31/2022		16,633(2)	$540,240	—	$—

Mark DeVita	2/20/2020		—	$—	1,440	$46,771
	2/21/2021		—	$—	2,717	$88,248
	3/11/2022		—	$—	8,284	$269,064
	12/05/2022	(3)	12,157	$394,859	24,314	$789,719

Ellie Bruce	2/20/2020		—	$—	1,301	$42,256
	2/21/2021		—	$—	2,454	$79,706
	3/11/2022		7,181	$233,239	—	$—

(1)	Based on the per share closing price on the Nasdaq Stock Market of $32.48 on December 31, 2022.

(2)	See "Agreements with Mr. Recatto" below for a description of the vesting schedule for this award. Amount shown is maximum amount if all shares vested on December 31, 2022.

(3)	Restricted stock granted as part of the Special Incentive Program on December 5, 2022. See “Compensation Discussion & Analysis - Special Incentive Program” for a summary of these awards.

Stock Vested in Fiscal 2022

The following table sets forth the stock awards that vested in fiscal 2022 and the value realized upon vesting.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name

Mark DeVita(1)	33,988	$967,298
Ellie Bruce(2)	33,988	$967,298

(1)	The dollar value realized represents the pre-tax value received upon the vesting of the stock awards. The value received is based upon the closing stock price, $28.46, of the Company's common stock on the Nasdaq Stock Market on the vesting date, April 13, 2022.

(2)	The dollar value realized represents the pre-tax value received upon the vesting of the stock awards. The value received is based upon the closing stock price, $28.46, of the Company's common stock on the Nasdaq Stock Market on the vesting date, April 13, 2022.

All Other Compensation Table

Name	Year	Company 401(k) Match	Long-term Disability Insurance Premium Payment	Auto Allowance	Total
Brian Recatto	2022	$—	$280	$24,000	$24,280
	2021	$—	$280	$24,000	$24,280
	2020	$—	$280	$24,000	$24,280
Mark DeVita	2022	$12,200	$280	$—	$12,480
	2021	$11,600	$280	$—	$11,880
	2020	$10,176	$280	$—	$10,456
Ellie Bruce	2022	$12,200	$280	$—	$12,480
	2021	$11,600	$280	$—	$11,880
	2020	$8,738	$280	$—	$9,018

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing information about the relationship of the annual total compensation of its employees and the annual compensation of the Chief Executive Officer during fiscal 2022. The table below sets forth the ratio of the annual total compensation of our CEO to that of our median employee for the year ended December 31, 2022.

Annual total compensation of the CEO for fiscal 2022	$1,185,053
Annual total compensation of the median employee for fiscal 2022	$64,272
Ratio of CEO total annual compensation to the annual total compensation of the Company's median employee for fiscal 2022	18:1

This pay ratio is a reasonable estimate calculated in good faith, and in a manner consistent with Item 402(u) of Regulation S-K promulgated under the Securities Act of 1933, as amended, based on the Company's payroll and employment records and the methodology described below. The SEC rules for identifying the "median employee" and calculating the pay ratio based on the employee's annual total compensation allow companies to adopt a variety of methodologies to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the "median employee," as of December 31, 2022, we chose gross compensation as our consistently applied compensation measure which includes salary, regular and hourly wages, overtime, shift differentials, commissions, bonus, equity grants and other miscellaneous cash earnings. We then annualized total wages for those employees who commenced work during fiscal 2022. Our total number of active US employees was 1,903 as of December 31, 2022. The Board did not take into account the CEO pay ratio in setting the compensation of our NEOs.

Grants of Plan-Based Awards in Fiscal 2022

    The table below sets forth specific information with respect to each grant of an award made under any of our plans to our NEOs for performance in fiscal year 2022.

			Estimated Payouts Under Non-Equity Incentive Plan Awards			Estimated Payouts Under Equity Incentive Plan Awards(1)			All other stock awards: Number of shares of stock or units	Grant Date Fair Value of Other Stock Awards(2)

	Grant Date

Name		Type of Award	Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	($)
Brian Recatto	3/10/2023	Restricted Stock	—	—	—	$—	$—	$—	16,633	$500,000
		Non-equity incentive bonus	$23,696	$473,925	$710,888	—	—	—	—	—
Mark DeVita	3/10/2023	Restricted Stock	$—	$—	$—	208	4,161	6,242	—	$224,328
		Non-equity incentive bonus	$7,871	$157,424	$224,328	—	—	—	—	—
Ellie Bruce	3/10/2023	Restricted Stock	$—	$—	$—	180	3,607	5,411	—	$204,698
		Non-equity incentive bonus	$6,823	$136,465	$204,697	—	—	—	—	—

(1)	The criteria for meeting the maximum threshold for payout of the 2022 LTIP was met at 150% EBITDA target.

(2)	Fair value is based on number of shares awarded from the Company's thirty-day average per share sales price reported on the Nasdaq Stock Market prior to February 21, 2023. [The grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 (column (l)).]

Pay for Performance
In accordance with rules adopted by the Securities and Exchange Commission, we provide the following disclosure regarding executive compensation for our Chief Executive Officer (“CEO”) and other NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay for performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year	Summary Compensation table total for CEO	Compensation actually paid to CEO(2)(3)	Average summary compensation table total for other NEOs(1)(2)(3)	Average compensation actually paid to other NEOs(1)(2)(3)	Value of initial fixed $100 investment based on:		Net income ($) Thousands(5)	Adjusted EBITDA ($) Millions(6)
					TSR	NASDAQ Composite Index TSR(4)

2022	$1,709,081	$1,148,165	$773,952	$1,636,853	$101.44	$83.90	$84,759	$151.1
2021	$4,623,217	$2,620,943	$743,428	$952,291	$151.97	$126.82	$60,948	$113.6
2020	$830,944	$(6,587,792)	$556,319	$(459,311)	$67.17	$111.29	$11,937	$41.8

(1)	The other NEOs for each year were Mark DeVita and Ellie Bruce.

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.

(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the CEO and other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards columns set forth in the Summary Compensation Table.

(4)	The Peer Group TSR set forth in this table utilizes the NASDAQ Composite Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Form 10-K for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 28, 2019, through the end of the listed year in the Company and in the NASDAQ Composite Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)	This column presents the Company’s consolidated net income as reported in our Form 10-K for each covered year.

(6)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our CEO and other NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA is defined in Annex A to this Proxy Statement.

Name	Year	Summary Compensation Total	Exclusion of Stock Awards and Option Awards	Inclusion of Equity Values	Compensation Actually Paid
Brian Recatto	2022	$1,709,081	$(499,988)	$(60,928)	$1,148,165
	2021	$4,623,217	$(11,721,697)	$9,719,423	$2,620,943
	2020	$830,944	$(407,161)	$(7,011,575)	$(6,587,792)

Mark DeVita	2022	$822,773	$(236,135)	$1,525,229	$2,111,867
	2021	$786,424	$(228,150)	$430,463	$988,737
	2020	$572,501	$(170,057)	$(839,718)	$(437,274)

Ellie Bruce	2022	$725,131	$(204,698)	$641,405	$1,161,838
	2021	$700,432	$(197,776)	$413,189	$915,845
	2020	$540,136	$(177,523)	$(843,961)	$(481,348)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Name	Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included	Total - Inclusion of Equity Values
Brian Recatto	2022	$540,240	$(601,168)	$—	$—	$—	$—	$(60,928)
	2021	$10,116,468	$—	$—	$1,376,534	$(1,773,579)	$—	$9,719,423
	2020	$—	$(7,011,575)	$—	$—	$—	$—	$(7,011,575)

Mark DeVita	2022	$1,238,333	$5,723	$—	$967,298	$(686,125)	$—	$1,525,229
	2021	$133,107	$297,356	$—	$—	$—	$—	$430,463
	2020	$77,116	$(916,834)	$—	$—	$—	$—	$(839,718)

Ellie Bruce	2022	$355,201	$5,031	$—	$967,298	$(686,125)	$—	$641,405
	2021	$120,235	$292,954	$—	$—	$—	$—	$413,189
	2020	$68,815	$(912,776)	$—	$—	$—	$—	$(843,961)

Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid vs TSR
Company Actually Paid
$4,000,000.00
$2,000,000.00
$-
$(2,000,000.00)
$(4,000,000.00)
$(6,000,000.00)
$(8,000,000.00)
TSR
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
Brian Recatto
2020
2021
2022
Other NEOs
Compensation Actually Paid
TSR

Relationship Between Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average Compensation Actually Paid to our other NEOs, and our Consolidated Net Income during the three most recently completed fiscal years.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$4,000,000.00
$2,000,000.00
$-
$(2,000,000.00)
$(4,000,000.00)
$(6,000,000.00)
$(8,000,000.00)
Net Income (In Thousands)
$90,000.00
$80,000.00
$70,000.00
$60,000.00
$50,000.00
$40,000.00
$30,000.00
$20,000.00
$10,000.00
$-
2020
2021
2022
Brian Recatto
2020
2021
2022
Other NEOs
Compensation Actually Paid
Net Income

Relationship Between Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Compensation Actually Paid vs Adjusted EBITDA
Compensation Actually Paid
$4,000,000.00
$2,000,000.00
$-
$(2,000,000.00)
$(4,000,000.00)
$(6,000,000.00)
$(8,000,000.00)
Adjusted EBITDA (In Millions)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
Brian Recatto
2020
2021
2022
Other NEOs
Axis Title
Compensation Actually Paid
Adjusted EBITDA

Description of Relationship Between Company TSR and NASDAQ Composite TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ Composite TSR over the same period.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and other NEOs for 2022 to Company performance.

The measures in this table are not ranked.

Adjusted EBITDA
Revenue
TSR
Relative TSR

Employment Agreements and Potential Payments upon Termination or Change-In-Control

Agreements with Mr. Recatto

We have entered into an employment agreement (the “Employment Agreement”) with Brian Recatto, our President, Chief Executive Officer and Director, on December 6, 2016, which became effective on February 1, 2017 and was amended by the First Amendment to Executive Employment Agreement effective February 1, 2018 and by the Second Amendment to Executive Employment Agreement effective as of February 1, 2021. Under the Employment Agreement, as amended, Mr. Recatto receives an annual base salary of $457,899 and is entitled to an annual target bonus amount equal to 100% of Mr. Recatto’s base salary, with an opportunity to increase the bonus up to 150% of his annual base salary upon meeting certain performance criteria. The Employment Agreement specifies that the Company will review Mr. Recatto's base salary annually to determine whether his annual base salary should be adjusted. Upon entry into the Employment Agreement, the Company provided Mr. Recatto with a one-time cash signing bonus of $150,000, and a restricted stock award of 500,000 shares of common stock (the "Initial Stock Award"), of which 187,500 shares vested through January 2021 based on increases in the trading price of the Company's common stock and the remaining 312,500 were forfeited in January 2021.

The second amendment to the Employment Agreement renewed Mr. Recatto's employment and Mr. Recatto received a one-time award of 500,000 shares of restricted stock, which vests on January 31, 2025, if Mr. Recatto is employed by the Company on that date, and based on meeting certain in an amount determined by applying the applicable percentage from the chart below that corresponds to the growth in the share price of the Company’s common stock from the award date for the Performance-Based Restricted Stock to the vesting date, with the share price as of each such date determined by the average closing price of a share of the Company’s common stock for the 90-day period ending on such date (and with the percentage of shares vesting for share price increases between the designated levels in the chart to be determined using linear interpolation)

(the “Performance-Based Award”). The employment agreement was renewed on February 1, 2021 and Mr. Recatto received another restricted stock award of 500,000 shares of common stock pursuant to the Company's 2019 Incentive Plan, which vests on January 31, 2025 if Mr. Recatto is employed on that date and subject to meeting certain performance criteria based on an increase in the market price of the common stock prior to the vesting date (the "Performance-based Award"). The amount of shares vested shall be determined by applying the applicable percentage from the chart below that corresponds to the growth in the share price of the Company's common stock from February 1, 2021 to January 31, 2025, with the share price as of each such date determined by the average closing price of a share of the common stock for the 90-day period ending on such date (and with the percentage of shares vesting for share price increases between the designated levels in the chart to be determined using linear interpolation):

Increase in Stock Price	Percentage of Performance - Based Restricted Award to Vest
Less than $5 per share increase	—%
$5 per share increase	25% (vest in 125,000 shares)
$10 per share increase	50% (vest in 250,000 shares)
$15 per share increase	75% (vest in 375,000 shares)
$20 or more per share increase	100% (vest in 500,000 shares)

In addition, notwithstanding the vesting schedule set forth above, if the average closing price of a share of the Company’s common stock for any period of 180 consecutive days between February 1, 2021 and January 31, 2025 $5 by one of the stated marginal increase levels set forth above, and Mr.Recatto remains employed by the Company throughout that 180-day period, then the number of shares of restricted Stock that shall vest on the last day of that 180-day period shall be calculated as fifty percent (50%) of the corresponding applicable percentage set forth in the chart above (the "Additional Vesting Amount"); provided, that this vesting provision shall not apply to any increase in share price for which Executive has already received vesting credit. Of this restricted stock award based on the stock price of the common stock during the first half of fiscal 2021, 62,500 shares vested on July 30, 2021.
In addition, under the renewed employment agreement, Mr. Recatto received restricted common stock valued at $500,000 on December 31, 2021 in the form of 15,375 shares, and is entitled to receive restricted common stock valued at $500,000 as each of December 31, 2022, and December 31, 2023 to the extent the agreement remains in effect on such date (the “Time-based Awards”). On December 22, 2022 the Company rescinded 28,548 shares granted to Mr. Recatto under the renewed employment agreement, because this amount exceeded the share limit codified in the 2019 Incentive Award Plan.

In the event that Mr. Recatto’s employment terminates due to a Change in Control (as defined in the Employment Agreement, as amended) then:

•If Mr. Recatto remains in his position as Chief Executive Officer and the Company remains a public company, the Performance-based Award will continue to vest pursuant to its terms and all shares of the Time-based awards awarded up through the date of closing of the Change in Control shall become vested, and no further award of Time-based Awards shall occur.

If Mr. Recatto is terminated or the Company no longer is a public company in connection with the Change in Control, then all shares of the granted Time-based Awards shall vest and a portion of Mr. Recatto’s restricted stock shall vest in an amount based on the vesting table, with the common stock price increase (if any) to be determined based on an increase in the price of the Company’s common stock from the closing price of the common stock as reported by Nasdaq on the amended employment agreement date ($21.77) and price of the Company’s common stock as of the Change in Control date (determined by using weighted average closing price of a share of the Company's common stock for the 90-day period ending on the vest Change in Control date).

If Mr. Recatto terminates employment prior to the vesting date due to death, disability, termination without cause or termination for good reason, and the share price as of the vesting date remains greater than or equal to the share price calculated above as of the date of Mr. Recatto’s termination, then he shall remain eligible to vest as of the vesting date in a portion of the shares of the Performance-based Restricted Award, determined as follows: the share price of the Company’s common stock shall be determined as of the date of his termination of employment, (using the average closing price of a share of the common stock for the 21-day period ending on the termination date); if such share price is higher than the share price on the award date, the vesting percentage from the chart corresponding to the share price increase shall be determined (which shall include linear interpolation to determine the applicable percentage for share price increases between the designated levels in the chart), then that percentage shall be prorated to reflect the portion of time Mr. Recatto was employed between the award date and vesting date; and Mr. Recatto shall become vested on the vesting date in the resulting percentage of shares of Performance-based Award. This vesting provision shall not apply to the extent that shares have already vested with respect to such dollar share price increase as additional vesting amounts.

In addition, upon a termination without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), Mr. Recatto shall be entitled to severance compensation equal to one and a half times his base salary then in effect, payable on the Company’s regular payroll terms.

During his employment with the Company and for a period of eighteen months following his termination of employment for any reason, Mr. Recatto is also precluded from engaging or assisting in any business which is in competition with the Company and from soliciting any Company employee, consultant, vendor or supplier.

Agreements with Mr. DeVita

We have entered into an employment agreement with Mark DeVita, our Executive Vice President & Chief Financial Officer. The agreement automatically renews for successive one year renewal terms every year until either party delivers notice of termination at least 90 days prior to the first day of the applicable renewal term.  Under the agreement, Mr. DeVita is entitled to a minimum annual base salary of $349,830, as adjusted, plus benefits and reimbursement of reasonable business expenses. Mr. DeVita's employment agreement, by its terms, is deemed to be automatically amended upon each base salary increase approved by the Board of Directors. The Company will also provide Mr. DeVita with an annual opportunity to earn performance-based compensation in the form of cash and/or shares of the Company's common stock based on the achievement of certain performance criteria. Mr. DeVita shall also be eligible to participate in any employee benefit plans and programs to which employees of the Company are generally entitled to participate. In the event of termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), the Company shall provide Mr. DeVita with severance compensation in the form of salary continuation at the Base Salary rate in effect at the time of Executive's employment termination for a period of twelve months, and Mr. DeVita may receive a prorated portion of a bonus amount based on the number of whole months in such year the Mr. DeVita was employed prior to his employment termination if a bonus would otherwise have been payable to Executive for the year of Executive’s employment. In the event Mr. DeVita's employment with the Company terminates for any reason, Mr. DeVita agrees and covenants that he will immediately resign, and will be deemed to have resigned from, any and all positions he may hold with the Company or any of its subsidiaries or affiliates. Mr. DeVita has agreed not to compete with us in various markets for twelve months after the termination of his employment for any reason.

Agreements with Ms. Bruce

Our employment agreement with Ellie Bruce, our Vice President of Business Management and Marketing, was entered into on November 2, 2017 ("Bruce Employment Agreement") and provided for a minimum annual base salary of $303,255, as adjusted, plus benefits and reimbursement of reasonable business expenses. We entered into an amendment to our employment agreement with Ellie Bruce, our Vice President of Business Management and Marketing, on November 7, 2017 ( the "Amendment"). The Amendment states that the Bruce Employment Agreement will terminate on March 6, 2024 (the "Expiration Date”). In the event that the Ms. Bruce's employment is terminated prior to the Expiration Date other than for Cause (as defined in the Amendment), the Company shall provide Ms. Bruce with the portion of her minimum annual base salary which is earned but unpaid through the termination date, and Ms. Bruce may receive a prorated portion of a bonus amount based on the number of whole months in such year she was employed prior to her employment termination if a bonus would otherwise have been payable to her for the year of her employment. Additionally if Ms. Bruce terminates her employment on or after the Expiration Date or for Good Reason (as defined in the Amendment) prior to the Expiration Date, she shall receive an amount equal to $700,000 payable in four installments, and a cash payment equal to the value of any non-vested restricted shares of common stock (or restricted stock units) of the Company held by Ms. Bruce as of the termination date, based on the thirty day average closing price of the Company's common stock on the Nasdaq Stock Market prior to the termination date. If Ms. Bruce's employment terminates prior to the Expiration Date, she shall receive a prorated amount of the Award Payment (as defined in the Amendment) based on the number of months employed by the Company in the period commencing on the date of the Amendment and ending on the Expiration Date. Ms. Bruce has agreed not to compete with us in various markets for two years after the termination of her employment for any reason.

Potential Payments upon Termination

The tables below reflect the amount of compensation to each of the NEOs in the event of termination of their employment arrangement with the Company. The amount of compensation payable to each NEO upon termination by the Company without cause, resignation by the executive for good reason, resignation by the executive without good reason, termination by the Company for cause, or termination by the Company in the event of disability or death of the person is shown below. The amounts shown assume that such termination was effective as of December 31, 2022, and thus includes amounts earned through such time and are estimates of the amounts which would be paid upon termination. The actual amounts to be paid out can only be determined at the time of termination. The payments set forth below are in partial consideration of the non-competition provisions described in the above summaries of the employment agreements for each NEO. Payments due upon a change in control are discussed above under “Employment Agreements and Potential Payments upon Termination or Change-In-Control.” For each NEO, upon a change of control, all outstanding unvested options and stock awards shall vest and become exercisable.

Name		Base Salary	Bonus		Benefit Continuation(1)	Fair Value of Unvested Stock Awards(2)		Total

Brian Recatto
	without cause by company	$709,943	$—		$—	$3,371,197		$4,081,140
	for change in control	$709,943	$—		$—	$14,210,000	(4)	$14,919,943
	for good reason by employee	$709,973	$—		$—	$3,371,197		$4,081,170
	without good reason by employee	$—	$—		$—	$3,371,197		$3,371,197
	for cause by company	$—	$—		$—	$—		$—
	disability	$—	$—		$—	$3,371,197		$3,371,197
	death	$—	$—		$—	$3,371,197		$3,371,197

Mark DeVita
	without cause by company	$349,830	$224,328		$17,071	$394,859		$986,088
	for change in control	$349,830	$224,328		$17,071	$1,184,578		$1,775,807
	for good reason by employee	$349,830	$224,328		$17,071	$—		$591,229
	without good reason by employee	$—	$—		$17,071	$—		$17,071
	for cause by company	$—	$—			$—		$—
	disability	$—	$—			$394,859		$394,859
	death	$—	$—			$394,859		$394,859

Ellie Bruce
	without cause by company	$303,255	$700,000	(3)	$16,725	$—		$1,019,980
	for change in control	$303,255	$700,000	(3)	$16,725	$—		$1,019,980
	for good reason by employee	$303,255	$700,000	(3)	$16,725	$—		$1,019,980
	without good reason by employee	$—	$82,353	(3)	$16,725	$—		$99,078
	for cause by company	$—	$—			$—		$—
	disability	$—	$—			$—		$—
	death	$—	$82,353			$—		$82,353

(1)	Entitled to the greater of one year of COBRA reimbursement or until fully covered by a subsequent employer's health care plan.

(2)	Amounts reflect the value of unvested stock awards based upon the last reported sales price of the Company's common stock of $32.48 per share, as reported by the Nasdaq Stock Market, on December 31, 2022.

(3)	Includes payout of $700,000 retirement payment as described in the Amendment to Executive Employment Agreement dated as of November 7, 2022.

(4)	Unvested stock awards based on the Stock Award granted on February 1, 2021 from the Second Amendment to Executive Employment Agreement.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are employees receive no additional compensation for serving on the Board. Our non-employee directors received annual cash compensation of $80,000 and restricted stock awards having a value of $80,000 on the date of grant. The Chair of the audit committee receives an additional $15,000 annual cash retainer, and the Chairs of the compensation and nominating and governance committees each receive an additional $10,000 cash retainer. The restricted stock awarded to directors vests one year after the date of grant. We also reimburse the directors for reasonable expenses that they incur in attending Board or committee meetings. We have entered into indemnification agreements with each of our directors.

In fiscal 2022, we provided the following compensation to non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Total
Bruce Bruckmann	$85,000	$80,000		$165,000
Anthony Chase	$26,914	$—		$26,914
Carmine Falcone	$95,000	$80,000		$175,000
Fred Fehsenfeld Jr.	$80,000	$80,000		$160,000
Charles E. Schalliol	$95,000	$80,000		$175,000
Jim Schumacher	$80,000	$80,000		$160,000
Mary Pat Thompson	$34,630	$34,625	(2)	$69,255
Robert W. Willmschen Jr.	$95,000	$80,000		$175,000
(1)	Reflects the aggregate grant date fair market value in accordance with FASB ASC Topic 718. In fiscal 2022, 2,847 shares of the Company's common stock were issued pursuant to restricted stock awards for Board services per non-employee director. On the grant date, the fair value of these awards was $28.10 per share based on the per share closing price on the common stock on Nasdaq on the grant date.

(2)	Reflects the aggregate grant date fair market value in accordance with FASB ASC Topic 718. In fiscal 2022, director received a restricted stock award for 982 shares of per common stock. The fair value of these awards was $35.26 per share based on the per share closing price on the common stock on Nasdaq on the grant date.

RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

 Procedures for Approval of Related Party Transactions

Our Board of Directors adopted written related party transaction policies and procedures which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification by the audit committee in accordance with the procedures set forth therein. The audit committee reviews the material facts of all interested transactions and either approves or disapproves of entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the audit committee determines it to be appropriate, ratified at that committee's next scheduled meeting. In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other appropriate factors, the extent of the related party's interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

Under its policy, the audit committee pre-approves or ratifies the following categories of interested transactions:

•Any employment by the Company of an executive officer of the Company if:
◦The related compensation is required to be reported in the Company's Proxy Statement under the SEC's compensation disclosure requirements or the executive officer is not an immediate family member of another executive officer or director of the Company; or
◦The related compensation would be reported in the Company's Proxy Statement under the SEC's compensation disclosure requirements if the executive officer was a NEO and the compensation committee approved (or recommended that the Board approve) such compensation;

•Any compensation paid to a director if the compensation is required to be reported in the Company's Proxy Statement under the SEC's compensation disclosure requirements;

•Any charitable contribution by the Company to a charitable organization, foundation, or university at which a related person's only relationship is as a non-executive employee or director if the amount involved does not exceed the lesser of $10,000 or 2% of the charitable organization's total annual receipts;

•Any transaction where the related person's interest arises solely from the ownership of the Company's common stock, and all holders of common stock received the same benefit on a pro rata basis; and

•Any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under an indenture, or similar services.

 An “interested transaction” is any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships, in which:

•The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;
•The Company is a participant; and
•Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).
A “related party” covered by the policy is:

•A person who was or is (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K or Proxy Statement) an executive officer, director, or nominee for election as a director;

•A greater than 5% beneficial owner of common stock; or

•An immediate family member of the foregoing, which includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters- in law, and anyone residing in such person's home (other than tenants or employees).

Transactions with Related Persons

The following transactions involved an aggregate amount exceeding $100,000 in value and were reviewed and approved by our audit committee under the Related Party Transaction Policies and Procedures.

Registration Rights

In February 2021, the Company filed a registration statement under which the shares of common stock held by Fred Fehsenfeld, our Chairman of the Board of Directors, Heritage and the Heritage Family Trusts, and we agreed to pay our costs and expenses incurred in connection with the registration statement and legal fees of not more than $50,000 in the aggregate of Fred Fehsenfeld, Heritage and the Heritage Family Trusts.

On April 13, 2023, Heritage-Crystal Clean, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Fred Fehsenfeld, Jr., the Chairman of the Board of Directors of the Company, The Heritage Group (“THG”) and trusts for the benefit of the Fehsenfeld family (collectively, the “Stockholders”). Pursuant to the Registration Rights Agreement, the Stockholders will be provided certain rights relating to the registration of their common stock of the Company, including (i) a requirement that the Company use its reasonable efforts to maintain a “shelf” registration statement providing for the registration of the resale of the common stock held by the Stockholders, and (ii) demand registration rights to conduct up to two (2) underwritten offerings in any twelve (12)-month period during the first three (3) years of the Registration Rights Agreement and no more than one (1) time in any twelve-month period thereafter, and (iii) certain designated piggyback registration rights.

Relationship with The Heritage Group

Our operating subsidiary, Heritage-Crystal Clean, LLC, was spun out of Heritage Environmental Services, an affiliate of our largest stockholder, The Heritage Group (“Heritage”), and Fred Fehsenfeld, Jr. in 1999. Since 1999, we have had many transactions with affiliates of Heritage. In fiscal 2022, we generated revenues of $0.9 million from product sales and services with Heritage Environmental Services, an affiliate of Heritage and Fred Fehsenfeld, and made payments of $9.4 million for waste treatment and disposal services.

In fiscal 2022, as a result of sales from our Environmental Services segment and our used oil re-refinery, we generated revenues of $0.2 million from Calumet Specialty Products Partners, LP, an affiliate of Heritage and Fred Fehsenfeld, Jr.

In addition, in fiscal 2022, we generated revenues of $45.7 million and made payments of $0.7 million with other affiliates of Heritage and Fred Fehsenfeld, Jr. We believe that the aggregate price we pay and price we charge Heritage for services and revenue is approximately what we would pay and receive for such services from third parties in arms-length transactions.

Heritage Participation Rights

Simultaneous with the completion of the initial public offering in fiscal 2008, we entered into a Participation Rights Agreement with Heritage, pursuant to which Heritage received the option to participate, pro rata based on its percentage ownership interest in our common stock, in any future equity offerings for cash consideration, including (i) contracts with parties for equity financing (including any debt financing with an equity component) and (ii) issuances of equity securities or securities convertible, exchangeable or exercisable into or for equity securities (including debt securities with an equity component). If Heritage exercises its rights with respect to all future offerings, it will be able to maintain its percentage ownership interest in our common stock. The Participation Rights Agreement does not have an expiration date.  Heritage will not be required to participate or exercise its right of participation with respect to any future offerings. Heritage's right to participate will not apply to certain future offerings of securities that are not conducted to raise or obtain equity capital or cash such as stock issued as consideration in a merger or consolidation, in connection with strategic partnerships or joint ventures, or for the acquisition of a business, product, license, or other assets by us.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2022 and the reports of Grant Thornton LLP, our independent registered public accounting firm, on those financial statements, with management and Grant Thornton LLP, including a review and discussion of the quality, not just the acceptability, of our accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in our financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has reviewed and discussed with Grant Thornton LLP the matters required to be discussed by applicable auditing standards, as adopted by the Public Company Accounting Oversight Board, and as required by the U.S. Securities and Exchange Commission. In addition, the audit committee has received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with Grant Thornton LLP their independence from management and us, including whether the services rendered by Grant Thornton LLP or its affiliates with respect to tax and non-audit services are compatible with maintaining their independence.

The audit committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

The audit committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, including internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully Submitted By:
The Audit Committee
Robert W. Willmschen, Jr., Chair
Carmine Falcone, member
Charles E. Schalliol, member
Mary Pat Thompson, member
______________________

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal 2022. The Board and the audit committee recommend that shareholders ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2023. Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders' rejection and reconsider the appointment. Representatives of Grant Thornton will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the ratification of the appointment of Grant Thornton. The ratification of the appointment will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

The Board recommends a vote FOR approval of the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year 2023.

Independent Registered Public Accounting Firm Fees Information

Fees for professional services rendered by our independent registered public accounting firm for fiscal 2022 and 2021 financial results were as follows:

	2022	2021
Audit Fees	$830,949	$740,071
All Other Fees	91,769	8,085
Total	$922,718	$748,156

Audit fees primarily consist of professional services rendered for the audit of our annual financial statements and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. All other fees include professional services rendered in connection with periodic reports and registration statements we filed with the SEC.

Approval of Services Provided by Independent Registered Public Accounting Firm

The audit committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. The audit committee has adopted a policy requiring the pre-approval of any audit services and non-audit services performed by the Company's independent registered public accounting firm to ensure that such services do not impair the firm's independence. This policy requires that, unless a proposed service has received general pre-approval by the audit committee, it will require specific pre-approval if it is to be performed by the Company's independent registered public accounting firm. The audit committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the audit committee. The audit committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically pre-approved by the audit committee no earlier than one year prior to the commencement of the service. In addition, the audit committee has delegated to the Chair of the audit committee the authority to grant the approvals required by this policy for services that are estimated to cost no more than $50,000. All requests or applications for services to be provided by the independent auditor must be submitted to our Executive Vice President & Chief Financial Officer, who determines whether such services are included within the list of services that have received general pre-approval or whether they require specific pre-approval by the audit committee.

The audit committee has considered whether the nature of the services provided by Grant Thornton for non-audit services are compatible with maintaining the nature of the firm's independence and has determined that such services are compatible with the provision of independent audit services. All of the services performed by Grant Thornton in fiscal year 2022 were pre-approved in accordance with the policy adopted by the audit committee as described above.
 ______________________

PROPOSAL 3:

APPROVAL OF AUTHORIZED SHARE INCREASE

Our Amended and Restated Certificate of Incorporation currently authorizes 26,500,000 shares of capital stock, 26,000,000 of which are currently designated as Common Stock and 500,000 of which are currently undesignated as Preferred Stock, for which the Board of Directors has the authority to establish, in its discretion from time to time, the voting rights and other designations, preferences, rights, qualifications, limitations and restrictions.

The Board of Directors has unanimously approved and adopted, subject to stockholder approval, an Amendment to our Amended and Restated Certificate of Incorporation, providing for an increase in the authorized number of shares of Common Stock from 26,000,000 to 36,000,000 shares. The following is the text of the proposed amendment to the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty-Six Million Five Hundred Thousand (36,500,000) shares of capital stock, consisting of (i) Thirty-Six Million (36,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) Five Hundred Thousand (500,000) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

As of April 24, 2023, the record date for our special meeting, there were 24,412,455 shares of Common Stock outstanding, held by approximately 304 stockholders of record. In addition, as of April 24, 2023, we had the authority to issue options to purchase up to 1,431,347 shares of Common Stock pursuant to our 2019 Incentive Plan, and 36,508 shares pursuant to our Employee Stock Purchase Plan of 2008. No Preferred Stock is outstanding.

Reasons for the Authorized Share Increase

The Board of Directors believes it is desirable for our Company to have the flexibility to issue additional shares of Common Stock in excess of the amount which is currently authorized without further stockholder action. The Board believes that the availability of such additional shares will provide our Company with the flexibility to (i) issue Common Stock for possible future financings, stock dividends, acquisitions, repayment of indebtedness, or restricted stock plans, (ii) provide liquidity for funding possible acquisitions or other strategic investments, including projects, or (iii) issue Common Stock for other general corporate purposes that may be identified in the future by the Board. While the Board of Directors continually considers our capital structure and various financing alternatives, the Board has no commitments to issue any additional shares of Common Stock at this time. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in the future in connection with our capital structure and financing needs.

Equity Raises; Anti-Takeover Effects

There may be certain disadvantages suffered by stockholders as a result of the Authorized Share Increase. These disadvantages include an increase in the number of authorized and unissued shares. The increase in authorized but unissued shares may result in an increase in potential dilution in the future.

Management is not recommending the Authorized Share Increase in an attempt to prevent third parties from obtaining control of our company.

The Board believes that the consummation of the Authorized Share Increase and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Authorized Share Increase, any change in our status as a reporting company for federal securities law purposes.

No Rights of Appraisal

Under applicable Delaware corporation law, our non-consenting stockholders are not entitled to appraisal rights with respect to the Authorized Share Increase, and we will not independently provide our stockholders with any such right.

Required Consent

The consent of seventy-five percent (75%) of the holders of the outstanding shares of our common stock as of the Record Date are required to approve the Authorized Share Increase.

Effective Time of the Authorized Share Increase

If stockholder approval is obtained, the exact timing of the filing of the Certificate of Amendment will be determined by the Board, in its sole discretion, based upon its evaluation of when such action will be advantageous to the Company and our stockholders.

The Board recommends a vote FOR approval of the Authorized Share Increase.

PROPOSAL 4:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is requesting shareholder approval, on an advisory basis, of the compensation of the Company's NEOs for fiscal 2022 as listed in the Summary Compensation Table (appearing on page 22 of this Proxy Statement). The Board and the Compensation Committee have developed and administer an executive compensation program that is described more fully under the “Compensation Discussion and Analysis,” and "NEO Compensation" sections of this Proxy Statement, including the related compensation tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to approve, reject, or abstain from voting with respect to the Company's executive compensation program and the compensation paid to the NEOs for fiscal 2022.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of the Company's executive compensation program is to link each executive's compensation to the success of the business, with a focus on continuous growth and development of sustainable shareholder value. Our philosophy is also to keep the executive officer compensation program well-defined and easily understood. The advisory vote will serve as an additional tool to guide the Board and the compensation committee in aligning the executive compensation program with the interests of the Company and its shareholders and is consistent with the Board's commitment to the observance of high standards of corporate governance. The Company is accordingly requesting the vote of the shareholders on the following resolution:

RESOLVED, that the compensation paid to the Company's NEOs for fiscal 2022, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decision by the Board; nor will it create or imply any additional fiduciary duty on the part of the Board. The Board and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the advisory vote when considering future compensation arrangements for the NEOs.

The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the NEOs for fiscal 2022 as disclosed in this Proxy Statement.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is requesting shareholder approval, on an advisory basis, as to whether the Company should conduct a shareholder advisory vote on executive compensation at the annual meeting of shareholders to be held every year, every second year or every third year. Shareholders may vote on the frequency with which the Company should conduct an advisory vote on executive compensation by selecting the vote to be held every year, every second year, every third year or by abstaining from voting on this proposal.

The Company currently holds this vote every year. The Company's Board of Directors has determined that an advisory vote on NEO compensation that occurs every year is the most appropriate alternative for the Company. In determining its recommendation, our Board considered that an annual advisory vote on named executive officer compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Therefore our Board recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation.

As an advisory vote, this proposal will not be binding on the Company and will not create or imply any additional fiduciary duty on the part of the Board. The Board, however, values the opinions expressed by the shareholders through their vote on this proposal and will consider the outcome of the vote when making a determination as to the frequency of future shareholder advisory votes for approval of executive compensation.

The Board recommends a vote of ONE YEAR with respect to the frequency of future shareholder advisory votes for approval of named executive officer compensation.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2024 Annual Meeting of Shareholders must be received by the Company no later November 15, 2023 in order to be considered for inclusion in the Company's Annual Meeting Proxy Statement next year. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Shareholders who wish to submit a proposal not intended to be included in the Company's annual meeting Proxy Statement but to be presented at next year's annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company's bylaws to provide notice of such proposal or nomination to the principal executive office of the Company. This notice must be delivered to the Company no later than the close of business on March 15, 2024 but no earlier than the close of business on February 14, 2024 to be considered for a vote at next year's annual meeting. The notice must contain the information required by the Company's bylaws.

In addition to satisfying all of the requirements under our Bylaws, to comply with the SEC’s new universal proxy rules for our 2024 annual meeting, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2024, provided that the date of the meeting has not changed by more than thirty (30) calendar days. If such meeting date is changed by more than thirty (30) days, then notice must be provided by the later of sixty (60) calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. The deadline for the Company to receive notice of a shareholder’s nomination of a director nominee is a different date, as reflected above.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of this Proxy Statement and the Annual Report to Shareholders for fiscal 2022 may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a Proxy Statement or the Annual Report to Shareholders for fiscal 2022 either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Heritage-Crystal Clean, Inc., Attn: Executive Vice President & Chief Financial Officer, 2000 Center Drive Suite East C300, Hoffman Estates, IL 60192, we will provide copies of these materials.

AVAILABILITY OF CERTAIN DOCUMENTS

Heritage-Crystal Clean, Inc. maintains a website at www.crystal-clean.com. Our bylaws, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Policy on Complaint Procedures for Accounting and Audit Matters are available on this website under “Investor Relations” and “Corporate Governance.” In addition, you may obtain a copy of any of these documents without charge by sending a request to Heritage-Crystal Clean, Inc., Attn: Executive Vice President & Chief Financial Officer, 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192. Our website is not incorporated into or a part of this Proxy Statement.

We will furnish without charge to each person whose proxy is solicited, upon written request, a copy of our Annual Report filed with the SEC, including the financial statements and financial statement schedules. Any written request should be directed to Heritage-Crystal Clean, Inc., Attn: Executive Vice President & Chief Financial Officer, 2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the "Notice of Annual Meeting of Shareholders" and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

Whether or not you expect to participate in the meeting, please sign the proxy and return it in the enclosed stamped envelope.
____________________________________________________

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HCCI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election as Class III directors all nominees listed below each with terms expiring at the 2026 Annual Meeting (except as marked to the contrary below):	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Bruce Bruckmann 02) Robert Willmschen

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000613073_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com

HERITAGE-CRYSTAL CLEAN, INC.
Annual Meeting of Shareholders
June 13, 2023

The undersigned hereby appoints Brian Recatto and Mark DeVita, and each of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Heritage-Crystal Clean, Inc. (the "Company"), to be held virtually at www.virtualshareholdermeeting.com/HCCI2023, on June 13, 2023, at 9:00 a.m., Central Time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. The undersigned hereby revokes any other proxy executed previously for the upcoming Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR the election of all the directors listed on this card under Proposal 1, and FOR 2, 3, 4, 6 and 1 YEAR on Proposal 5.

0000613073_2 R1.0.0.6

Continued and to be signed on reverse side